SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2004


                           Structured Products Corp.
                           -------------------------
             (Exact name of registrant as specified in its charter)


 Delaware                             001-31661           13-3692801
 --------                             ---------           ----------
(State or other jurisdiction of      (Commission File    (IRS Employer
 incorporation or organization)       Number)             Identification Number)

388 Greenwich Street, New York, New York                                   10013
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)
Registrant's telephone number including area code (212) 816-7496.
                                                  --------------


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Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not Applicable.

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

          The issuer of the underlying securities, or guarantor thereof, or successor, thereto, as applicable, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Periodic reports and other information required to be filed pursuant to the Exchange Act, by the issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system. Neither Structured Products Corp. nor the trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Structured Product Corp. nor the trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, or the underlying securities have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Item 6.   Resignations of Registrant's Directors.

          Not Applicable.


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Item 7.   Financial Statements, Pro-Forma Financial Information and Exhibits.

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Exhibits:

               1. Trustee's Report with respect to the February 15, 2004 Distribution Date for the CAST Step-Up Trust II for General Electric Capital Corporation Notes

Item 8.   Change in Fiscal Year

          Not Applicable.

Item 9.   Regulation FD Disclosure

          Not Applicable.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                         By:  /s/ John W. Dickey
                                            ------------------------------------
                                            Name:   John W. Dickey
                                            Title:  Authorized Signatory





March 2, 2004



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EXHIBIT INDEX


Exhibit                                                                     Page
-------                                                                     ----

   1    Trustee's  Report with respect to the February 15, 2004              5
        Distribution  Date  for the CAST  Step-Up  Trust II for
        General Electric Capital Corporation Notes



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                                   Exhibit 1

To the Holders of:
CAST Step-Up Trust II for General Electric Capital Corporation Notes
Monthly-Pay Step-Up Class A Certificates   *CUSIP: 14835P AB2
 Class B Certificates                      *CUSIP: 14835P AA4

U.S. Bank Trust National Association, as Trustee for the CAST Step-Up Trust II for General Electric Capital Corporation Notes (the "Trust"), hereby gives notice with respect to the Distribution Date of February 15, 2004 (the "Distribution Date") as follows:

1. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $1,000 Class A Certificate and per $1,000 Notional Amount of Class B Certificates, is as set forth below:

     Class          Principal           Interest             Total Distribution
     A              $ 0.000000          $ 2.708333           $ 2.708333
     B              $ 0.000000          $ 0.000000           $ 0.000000

2. The amount of aggregate interest due and not paid as of the Distribution Date is $0.000000.

3. The Class A Certificates bear interest at the rate of 3.25% and the Class B Certificates bear interest at a rate of 2.2296% during the period ending on the Distribution Date .

4. No fees have been paid to the Trustee or any other party from the proceeds of the Term Assets.

5.   $75,690,000   aggregate   principal  amount  of  General  Electric  Capital
     Corporation 5.45% Global Medium-Term Notes, Series A due January 15, 2013 (the "Term Assets") are held for the above trust.

6.   At the  close  of  business  on  the  Distribution  Date,  75,000  Class  A
     Certificates representing $75,000,000 aggregate Certificate Principal Balance and $75,690,000 aggregate Notional Amount of Class B Certificates were outstanding.

7. The Notional Amount of the ISDA Master Agreement , the Schedule thereto and the Confirmation thereto each dated March 31, 2003 between the Trust and Citigroup Global Markets Limited (the "Swap Counterparty") (f/k/a Salomon Brothers International Limited) (collectively the "Swap"), is $75,000,000. Payment of the obligations of the Swap Couterparty under the Swap is guaranteed by Citigroup Global Markets Holdings Inc. (f/k/a Salomon Smith Barney Holdings Inc.) under a Guarantee Agreement dated March 31, 2003.

8. The distribution described in this report was scheduled to be made on February 17, 2004. However, due to administrative error of the Swap Counterparty, the distribution was made on February 18, 2004. In connection with the March 15, 2004 distribution the Swap Counterparty will pay the Trust an additional $0.00008 per $1,000 Class A Certificate for distribution to Class A Certifcateholders.

9. The current rating of the Term Assets is not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.



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